CONSOLIDATED FINANCIAL STATEMENTS AND
                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

                        UNITED FUEL & ENERGY CORPORATION
                                AND SUBSIDIARIES

                           DECEMBER 31, 2004 and 2003

                                TABLE OF CONTENTS

                                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            1

CONSOLIDATED FINANCIAL STATEMENTS

       CONSOLIDATED BALANCE SHEETS                                            2

       CONSOLIDATED STATEMENTS OF OPERATIONS                                  3

       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                        4

       CONSOLIDATED STATEMENTS OF CASH FLOWS                                  5

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             7

                       [JOHNSON, MILLER & CO. LETTERHEAD]


              Report of Independent Certified Public Accountants


To the Board of Directors
United Fuel & Energy Corporation
Midland, Texas

We have audited the accompanying consolidated balance sheets of United Fuel & Energy Corporation and subsidiaries, as of December 31, 2004 and 2003, and the related consolidated statements of operations and stockholders' equity, and cash flows for the years ended December 31, 2004, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Fuel & Energy Corporation and subsidiaries at December 31, 2004 and 2003, and the results of its consolidated operations and cash flows for the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                   /s/ JOHNSON, MILLER & CO.


Odessa, Texas
March 8, 2005

                        CONSOLIDATED FINANCIAL STATEMENTS

                United Fuel & Energy Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 December 31, December 31,
                                                                                    2004        2003
                                                                                  --------    --------
                                        ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                                   $    809    $  1,535
      Accounts receivable, net of allowance for doubtful accounts of $752 and
          $598, at 2004 and 2003 respectively (notes A4 and B)                      32,975      21,821
      Other receivables                                                                298         238
      Inventories, net of allowance for slow moving inventory of $235 and $290,
          respectively at 2004 and 2003, respectively (note A5)                      5,778       5,207
      Prepaid expense                                                                  988         605
      Deferred taxes (notes A11 and G)                                                 358         396
                                                                                  --------    --------
           Total current assets                                                     41,206      29,802
                                                                                  --------    --------

PROPERTY, PLANT AND EQUIPMENT, net (notes A6, A7 and C)                             10,323      10,624
                                                                                  --------    --------

OTHER ASSETS
      Cash value of life insurance (note A9)                                         2,566       2,468
      Goodwill (noteA8)                                                                251         251
      Debt issuance costs (note A12)                                                 1,177       1,222
      Related party receivables (note M)                                                55         173
      Other                                                                            177         254
                                                                                  --------    --------
           Total other assets                                                        4,226       4,368
                                                                                  --------    --------
                                                                                  $ 55,755    $ 44,794
                                                                                  ========    ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                            $ 11,028    $  7,381
      Accrued and other current liabilities                                            977       1,584
      Accrued income taxes                                                             107         102
      Notes payable (note D)                                                            --      31,198
      Current maturities of long-term debt (note D)                                  1,709         834
      Current portion of capital lease obligation (note H)                              54         162
                                                                                  --------    --------
           Total current liabilities                                                13,875      41,261

OTHER LIABILITIES
      Long-term debt, less current maturities (note D)                              36,481       1,004
      Capital lease obligation, less current portion (note H)                           --          54
      Asset retirement obligations (note E)                                            119          --
      Deferred income taxes (notes A11 and G)                                          880         697
                                                                                  --------    --------
           Total liabilities                                                        51,355      43,016
                                                                                  --------    --------

COMMITMENTS AND CONTINGENCIES (note I)

STOCKHOLDERS' EQUITY (note J)
      Preferred stock- par value $.001 per share, 2,000,000 shares authorized;
         1,250,000 shares issued and outstanding at December 31, 2004                    1          --
      Common stock - no par value, 11,000,000 shares authorized, 8,650,000 shares issued, 8,217,500 shares outstanding at December 31, 2004; par value $1 per share, 1,000 shares authorized, issued and outstanding at
         December 31, 2003                                                              31           1
      Paid-in capital                                                                2,318          30
      Retained earnings                                                              2,153       1,747
      Less treasury stock - 432,500 shares at December 31, 2004                       (103)         --
                                                                                  --------    --------
           Total stockholders' equity                                                4,400       1,778
                                                                                  --------    --------

                                                                                  $ 55,755    $ 44,794
                                                                                  ========    ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                United Fuel & Energy Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                       Years Ended December 31,
                                                 -----------------------------------
                                                    2004         2003         2002
                                                 ---------    ---------    ---------
Revenues
     Sales                                       $ 177,607    $ 143,816    $ 119,195
     Other                                           2,975        2,529        1,896
                                                 ---------    ---------    ---------
       Total revenues                              180,582      146,345      121,091

Cost of Sales                                      154,803      121,657       98,909
                                                 ---------    ---------    ---------

Gross Profit                                        25,779       24,688       22,182

Expenses
     Operating                                      11,453       11,811       11,308
     General and administrative                      9,909        7,858        9,221
     Depreciation, amortization and accretion        1,312        1,403        1,557
                                                 ---------    ---------    ---------
       Total expenses                               22,674       21,072       22,086
                                                 ---------    ---------    ---------

Operating Income                                     3,105        3,616           96

Other income (expense)
     Interest expense                               (1,955)      (1,958)      (1,885)
     Amortization of debt issue costs                 (575)        (774)        (314)
     Other income (expense), net                       179          163           69
                                                 ---------    ---------    ---------
       Total other income (expense)                 (2,351)      (2,569)      (2,130)
                                                 ---------    ---------    ---------

Income (loss) before income taxes                      754        1,047       (2,034)

Income tax expense (benefit) (notes A11 and G)         348          458         (637)
                                                 ---------    ---------    ---------

Net Income (loss)                                $     406    $     589    $  (1,397)
                                                 =========    =========    =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                United Fuel & Energy Corporation and Subsidiaries
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                                      Total
                               Preferred  Common    Paid-in   Treasury   Retained  Stockholders'
                                 Stock     Stock    Capital     Stock    Earnings     Equity
Balance at December 31, 2001    $    --   $     1   $    30    $    --    $ 2,555    $ 2,586
Net loss                             --        --        --         --     (1,397)    (1,397)
                                -------   -------   -------    -------    -------    -------

Balance at December 31, 2002         --         1        30         --      1,158      1,189
Net income                           --        --        --         --        589        589
                                -------   -------   -------    -------    -------    -------

Balance at December 31, 2003         --         1        30         --      1,747      1,778
Net income                           --        --        --         --        406        406
Amendment to change to
   no par value common stock         --        30       (30)        --         --         --
Acquisition of treasury stock        --        --        --       (206)        --       (206)
Treasury stock issued                --        --        89        103         --        192
Preferred stock issued                1        --     2,229         --         --      2,230
                                -------   -------   -------    -------    -------    -------

Balance at December 31, 2004    $     1   $    31   $ 2,318    $  (103)   $ 2,153    $ 4,400
                                =======   =======   =======    =======    =======    =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                United Fuel & Energy Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                       Years Ended December 31,
                                                                   --------------------------------
                                                                     2004        2003        2002
                                                                   --------    --------    --------
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
      Net income                                                   $    406    $    589    $ (1,397)
      Adjustments to reconcile net income to
        net cash provided by (used in) operating activities
           Depreciation                                               1,264       1,380       1,537
           Amortization of debt issuance costs and other                409         642         101
           Loss (gain) on disposal of assets                             15         (22)         43
           Construction in progress expensed                             --          --         109
           Issuance of non-cash stock award                             192          --          --
           Deferred income taxes                                        221         327         206
      Changes in operating assets and liabilities:
        Decrease (increase) in:
           Accounts receivable                                      (11,154)     (2,029)        151
           Other receivables                                            (60)        180        (335)
           Income tax refund receivable                                  --         873        (873)
           Inventories                                                 (571)        645        (436)
           Prepaid expenses                                            (383)       (125)        378
           Other assets                                                  57         (20)         24
           Related party receivables                                    118        (173)         --
        Increase (decrease) in:
           Accounts payable                                           3,647         638      (1,243)
           Accrued income taxes                                           5         102         (54)
           Accrued expenses and other current liabilities              (607)       (258)        644
                                                                   --------    --------    --------
             Net cash (used in) provided by operating activities     (6,441)      2,749      (1,145)
                                                                   --------    --------    --------

Cash flows from investing activities:
      Increase in cash surrender value                                  (98)        (87)        (96)
      Proceeds from sale of assets                                      151          79         180
      Capital expenditures                                           (1,038)     (1,397)       (838)
                                                                   --------    --------    --------
             Net cash (used in) provided by investing activities       (985)     (1,405)       (754)
                                                                   --------    --------    --------

Cash flows from financing activities:
      Proceeds of notes payable                                       3,955       1,935       2,995
      Repayment of notes payable                                       (228)     (1,188)         --
      Proceeds from long-term debt                                    1,788         200       1,000
      Repayments of long-term debt                                     (147)       (174)     (1,634)
      Repayments of capital lease obligations                          (162)       (237)       (162)
      Debt issuance costs                                              (530)       (983)       (458)
      Purchase of treasury stock                                       (206)         --          --
      Proceeds from issuance of capital stock                         2,230          --          --
                                                                   --------    --------    --------
             Net cash provided by (used in) financing activites       6,700        (447)      1,741
                                                                   --------    --------    --------

Net increase (decrease) in cash and cash equivalents                   (726)        897        (158)

Cash and cash equivalents at beginning of year                        1,535         638         796
                                                                   --------    --------    --------

Cash and cash equivalents at end of period                         $    809    $  1,535    $    638
                                                                   ========    ========    ========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                United Fuel & Energy Corporation and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                    Years Ended December 31,
                                2004          2003        2002
                             ----------    ---------    ---------
Cash paid during year for:
   Interest                  $1,896,000    1,967,000    1,891,000
   Income taxes              $  104,000           --           --

Non-cash investing and financing activities:

During 2004, the Company amended and extended its revolving line of credit agreement in the amount of $30,163,000. Also during 2004, the Company refinanced other debt instruments of $3,320,000 and debt issuance costs of $122,000 with a new bank. The balance of the $5,500,000 new bank proceeds was used to pay down the Company's revolving credit agreement.

The Company recorded asset retirement costs and related obligations of $90,000 in 2004.

During 2003, the Company refinanced debt instruments of $24,806,016 and debt issuance costs with a new financing agency for $25,223,810.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                United Fuel & Energy Corporation and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.    General

United Fuel & Energy Corporation (Company) markets refined petroleum products which include gasoline, diesel, propane, oils, greases, and other lubricants through its wholly owned subsidiaries Eddins-Walcher Company (EWC) and Three D Oil of Kilgore, Inc. (TDO). Products are sold, including credit sales, through bulk plants and unattended self-serve stations (card locks) located in West Texas, East Texas and Southeastern New Mexico. All significant intercompany balances and transactions have been eliminated.

The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

2.    Cash Equivalents

For purposes of the statement of cash flows, the Company considers demand deposits, money market accounts and certificates of deposit purchased with an original maturity date of three months or less to be cash equivalents.

3.    Revenue Recognition

Sales are recorded by the Company upon shipment of products to customers and upon sale of products at Company locations.

4.    Allowance for Doubtful Accounts

The allowance for doubtful accounts is maintained at a level which, in management's judgment based upon past experience in industry, is adequate to absorb credit losses. The amount of the allowance is based upon management's continuous evaluation of the collectibility of receivables.

5.    Inventories

Inventories are carried at the lower of cost or market. Inventories consist primarily of fuels and lubricants held for resale. Cost is approximated by using the weighted average method.

6.    Property, Plant and Equipment

Property, plant and equipment are carried at cost. When assets are retired or disposed of, the cost and related accumulated depreciation are removed from the accounts with the resulting gains or losses, if any, reflected in the results of operations. The cost of maintenance and repairs is charged to expense as incurred; whereas significant renewals and betterments are capitalized.

Depreciation of property, plant and equipment is provided using the straight line basis computed over the following estimated useful lives:

                                                             Life
                                                             ----
              Equipment                                  9 - 20 years
              Card locks                                 9 - 20 years
              Automotive fleet                           5 - 10 years
              Office equipment                           3 - 10 years
              Buildings and improvements                20 - 40 years

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.    Impairment of Long-Lived Assets

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Consequently, the Company reviews its long-lived assets to be held and used whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows, on a depreciable unit basis, is less than the carrying amount of such assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Company accounts for long-lived assets to be disposed of at the lower of their carrying amount or fair value less cost to sell once management has committed to a plan to dispose of the assets.

8.    Goodwill

The Company follows the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, and does not amortize goodwill. Goodwill is tested for impairment at least annually.

9.    Cash Value Life Insurance

The Company maintains an aggregate of approximately $4,000,000 of life insurance on the life of a former stockholder of EWC. All incidents of ownership of the policy accrues to the Company, which is the designated beneficiary, and there is no agreement to use the insurance proceeds for the benefit of the former stockholders. There are no loans outstanding on the insurance policies, but the cash surrender value has been pledged by the Company to secure certain debt.

10.   Overdrafts

Cash overdraft balances, when present, are reclassified and included in accounts payable.

11.   Income Taxes

Provision for income taxes is based on amounts reported in the consolidated statement of earnings (after exclusion of non-taxable income and non-tax deductible expenses) and includes deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed using the asset and liability approach as prescribed in SFAS No. 109, Accounting for Income Taxes.

The Company and its subsidiaries file a consolidated return for Federal income tax reporting purposes. In accordance with a tax sharing agreement, both EWC and TDO compute their taxes on a separate company basis and remit such amounts to the Company.

12.   Debt Issuance Costs

Amortization of debt issuance costs is computed by using the straight-line method (which approximates the interest method) over the life of the related debt.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

13.   Environmental Costs

The Company is subject to federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred.

Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

14.   Stock Options

The Company has elected to account for its stock option plan using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25). Under APB 25, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date over the amount the employee must pay to acquire the stock.

15.   Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

16.   Financial Instruments

Management believes the carrying value of the Company's cash and cash equivalents, receivables, inventories, accounts payable and notes payable approximate fair value due to the short maturity of the instruments. Management believes the carrying value of the Company's long-term debt approximates fair value because the related borrowing rate approximates the rate the Company would pay for new debt with similar terms.

17.   New Reporting Requirements

In July 2003, the FASB issued SFAS No. 149, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 improves financial reporting of derivatives by requiring contracts with comparable characteristics be accounted for similarly. This Statement also incorporates clarifications of the definition of a derivative. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The Company adopted SFAS No. 149 during 2004 with no material impact on its financial statements.

18.   Recently Issued Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity such as common or preferred shares that are mandatorily redeemable-that embody an unconditional obligation requiring the issuer to redeem the shares by transferring its assets at a specified date or upon an event that is certain to occur. The provisions of this Statement shall be effective for the first fiscal period beginning after December 15, 2004.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with early application encouraged.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29. SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement indicates that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary exchanges occurring in periods beginning after June 15, 2005.

In December 2004, the FASB issued a revised Statement No. 123, Accounting for Stock-Based Compensation. This Statement eliminates the alternative to use Accounting Principles Board (APB) Opinion No. 25's intrinsic value method of accounting. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those instruments. An entity will measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of those instruments, except in certain circumstances. The provisions of this interpretation become effective as of the beginning of the first annual reporting period that begins after December 15, 2005.

Management does not believe these new standards will have a material impact on its consolidated financial statements.

NOTE B - CONCENTRATION OF CREDIT RISK

Accounts receivable potentially subject the Company to concentrations of credit risk. The risk is limited due to the large number of customers comprising the customer base (approximately nine thousand) and their dispersion across agricultural, oilfield, and general commercial industries. At year end, the Company had no significant concentrations of credit risk apart from customer operations occurring primarily in the geographical region of West Texas, East Texas and Southeastern New Mexico.

The Company maintains its cash balances at several financial institutions located in New Mexico and Texas, which at times may exceed federally insured limits. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE C - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized by major classifications as follows (thousands):

                                                            December 31,
                                                         -----------------
                                                           2004      2003
                                                         -------   -------

         Equipment                                       $ 3,812   $ 3,733
         Card locks                                        4,711     4,455
         Automotive fleet                                  1,456     1,496
         Office equipment                                  1,678     1,611
         Buildings and improvements                        1,358     1,341
         Land                                              1,024     1,150
         Construction in progress                            429        52
                                                         -------   -------
                                                          14,468    13,838
         Less accumulated depreciation                     4,145     3,214
                                                         -------   -------
         Net property, plant and equipment               $10,323   $10,624
                                                         =======   =======

NOTE D - DEBT

Long-term debt consists of the following (thousands):

                                                            December 31,
                                                         -----------------
                                                           2004      2003
                                                         -------   -------


         Revolving line of credit                        $29,721   $    --
         Term loan payable to a bank                       5,434        --
         Three D term loan payable to a bank               1,437        --
         Note payable to a supplier, due December 2008       857     1,071
         Note payable to supplier, due October 2005          550       550
         Other notes payable                                 191       217
                                                         -------   -------
                                                          38,190     1,838
         Less current maturities                           1,709       834
                                                         -------   -------
                                                         $36,481   $ 1,004
                                                         =======   =======

The Company's revolving line of credit (Revolver), was amended in November 2004 to, among other things, extend the maturity through September 30, 2007. The Revolver had an original maturity of September 30, 2004 and at December 31, 2003 had a maximum borrowing limit of $30,000,000. The amended Revolver provides for borrowing of the lesser of a borrowing base, as defined, or $35,000,000, and is secured by accounts receivable, inventory, cash value of life insurance polices, rolling stock and a limited personal guarantee by the principal stockholder of the Company. Interest is payable monthly at prime plus 0.5% or LIBOR plus 3.0%, at the Company's option, (5.6% at December 31, 2004). The Company was not in compliance with a financial covenant at December 31, 2004 and subsequently received a waiver of such non-compliance.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE D - DEBT (CONTINUED)

The term loan payable to a bank matures November 1, 2009 and is payable in monthly principal installments of $65,500 plus interest at prime plus 1.5%, or prime plus 2.0% if certain net worth requirements are not met, (6.75% at December 31, 2004). The $5,500,000 proceeds of the new term loan were used to payoff the previous $3,320,000 term loan with the balance applied to the Revolver. The term loan is secured by a first lien on certain assets of EWC, including but not limited to, equipment (excluding rolling stock), real estate, storage tanks and certain guaranties including the personal guarantee of the principal stockholder of the Company. The Company was not in compliance with a financial covenant at December 31, 2004 and subsequently received a waiver of such non-compliance.

The Three D term loan payable to a bank was amended in October 2004 to, among other things, extend the maturity through October 10, 2009. The amended terms require monthly principal and interest payments of $13,947 with the balance due at maturity. The interest rate is prime plus 1%, with a minimum of 6% (6.25% at December 31, 2004). The debt is secured by property, plant and equipment of TDO.

The note payable to a supplier, due December 2008, unsecured, was originally due December 2001, but effective January 1, 2002, was converted to a Business Development Fund Agreement (Fund). As part of the agreement, the Fund was increased to $1,500,000 and is retired in annual amounts of $214,286 through December 2008 subject to provisions of the Fund. The annual retirement is achieved by the Company meeting minimum product purchasing volumes or paying shortfall rates for product volumes purchased less than minimum levels prescribed in the Fund.

The note payable to supplier, due October 2005, unsecured, is subject to an agreement, whereby, if the Company's monthly purchases from the supplier exceeded a certain quantity, the agreement would be amortized monthly and repayment would not be required. The Company's purchases have not met the minimum purchase requirements of the agreement.

The Company's revolving credit agreement, term loan payable to a bank and Three D term loan were classified as current notes payable at December 31, 2003. In November 2004, the Company completed a refinancing of these agreements, extending the maturity dates to September 30, 2007, November 1, 2009 and October 10, 2009, respectively, as indicated above. Based upon the completed refinancing, amounts due at December 31, 2004 are classified as long-term debt.

Aggregate maturities of long-term debt, for the years subsequent to December 31, 2004, are as follows (thousands):

         2005                                                   $    1,709
         2006                                                        1,101
         2007                                                       30,828
         2008                                                        1,114
         2009                                                        3,384
         Thereafter                                                     54
                                                                ----------
         Total long-term debt                                   $   38,190
                                                                ==========

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE E - ASSET RETIREMENT OBLIGATIONS

A summary of asset retirement obligation activity for the year ended December 31, 2004 is as follows (thousands):

         Asset retirement obligation at January 1, 2004              $  --
         Additions related to new properties                           111
         Deletions related to property disposals                        --
         Accretion expense                                               8
                                                                     -----
         Asset retirement obligation at December 31, 2004            $ 119
                                                                     =====

NOTE F - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) plan covering employees. The Plan allows employees to defer up to the maximum IRS allowable amount of their income on a pre-tax basis through contributions to the Plan. Discretionary contributions may be made by the Company with approval of the Board of Directors. Employees become vested in the Company's contributions at 25% after two years, and 25% per year thereafter until fully vested. No matching contributions have been made for the years ended December 31, 2004, 2003 and 2002.

NOTE G - INCOME TAXES

The components of income tax expense (benefit) are as follows (thousands):

                                                      Years Ended December 31,
                                                      ------------------------
                                                        2004    2003    2002
                                                       -----   -----   -----

         Current income tax expense (benefit):
           Federal                                     $ 108   $ 117   $(938)
           State                                          19      14      95
         Deferred income taxes                           221     327     206
                                                       -----   -----   -----

                  Total income tax expense (benefit)   $ 348   $ 458   $(637)
                                                       =====   =====   =====

Income tax expense (benefit) differs from the "expected" tax (benefit) computed by applying the Federal statutory rate of 34% to earnings (loss) before income taxes as follows (thousands):

                                                                    Years ended December 31,
                                                                    ------------------------
                                                                    2004      2003    2002
                                                                    -----    -----   -----

         Expected tax expense (benefit) at Federal statutory rate   $ 257    $ 356   $(692)
           Increase (reduction) in income taxes resulting from:
                Nondeductible expenses                                 80       70      69
                State income taxes                                     13       14      95
                Other                                                  (2)      18    (109)
                                                                    -----    -----   -----

                  Total income tax expense (benefit)                $ 348    $ 458   $(637)
                                                                    =====    =====   =====

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE G - INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities consist of the following (thousands):

                                                       December 31,
                                                       ------------
                                                       2004   2003
                                                       ----   ----

         Current deferred tax assets:
           Allowance for bad debts                     $256   $270
           Allowance for slow moving inventory           80     99
           UNICAP inventory adjustment                   22     27
                                                       ----   ----

                  Total current deferred tax assets    $358   $396
                                                       ====   ====

         Noncurrent deferred tax liability:
           Principally property, plant and equipment
              depreciation differences                 $880   $697
                                                       ====   ====

NOTE H - LEASES

Operating Leases

Pursuant to terms of operating lease agreements, the Company rents various product retail sites, bulk storage sites, and office space. Lease terms range from month-to-month to ten years. At December 31, 2004, 2003 and, 2002, monthly expense approximates $27,717, $51,384, and $57,815, respectively, and is expected to continue indefinitely. Future minimum lease payments at December 31, 2004, are as follows (thousands):

         2005                                                         $  201
         2006                                                            195
         2007                                                            189
         2008                                                            137
         2009                                                            114
         Thereafter                                                      152
                                                                      ------
                                                                      $  988
                                                                      ======

Capital Leases

The Company has four capital leases for telephone and computer equipment. Lease terms ranged from three to four years with all leases maturing in 2005. Future minimum lease payments at December 31, 2004, are as follows (thousands):

         Total minimum payments - 2005                                 $  55
         Less: Amount representing interest                                1
                                                                       ------
         Present value of minimum lease payments                       $  54
                                                                       ======

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE H - LEASES (CONTINUED)

Capital Leases (Continued)

The equipment for the above capital leases is included in the financial statements as follows (thousands):

                                                                December 31,
                                                          --------------------
                                                            2004          2003
                                                          --------      -------

         Office equipment                                 $    757     $   757
         Less: Accumulated depreciation                        688         511
                                                          --------      ------
                                                          $     69     $   246
                                                          ========     =======

NOTE I - COMMITMENTS AND CONTINGENCIES

Environmental remediation-related expenses are a regular cost of operating the Company's business. At December 31, 2004, the Company continues cooperation and participation in several remediation efforts. Management believes the outcome of cleanup effort uncertainties are adequately addressed through the combination of State cleanup funds in which the Company participates and environmental liability insurance carried by the Company.

NOTE J - EQUITY TRANSACTIONS

In July 2004 the Company amended its Articles of Incorporation to change the par value of its common stock to no par value, to increase the number of shares of authorized common stock from 1,000 shares to 11,000,000 shares, to create a class of preferred stock, $.001 par value, and to authorize 2,000,000 shares of preferred stock. The Company also declared and paid a stock dividend which increased the number of issued common shares from 1,000 shares to 8,650,000 shares.

Preferred stock - In 2004 the Company issued 1,250,000 shares of Preferred Stock, par value $.001 per share, for proceeds of $2,500,000, less $269,775 issue costs, pursuant to an exempt private offering to accredited investors (the "Offering"). Each share of Preferred Stock is convertible into one share of common stock (see Note N). The proceeds from the Offering may be used for working capital and general corporate purposes, including without limitation, for such acquisitions as the Company may consider from time to time. The proceeds from the Offering were initially used to reduce the balance on the Revolver (see Note D).

Treasury stock - In July 2004, the Company acquired 865,000 shares (100 shares prior to the stock dividend) of common stock from its principal stockholder at a cost of $205,869.

Restricted Stock Agreement - In July 2004 the Company entered into a Restricted Stock Agreement with its President whereby he will be issued 865,000 shares (100 shares prior to the stock dividend) of common stock of the Company, representing 10% of the outstanding common stock of the Company. The shares vest 50% at date of issuance, 25% in six months and the remaining 25% in one year. The value of the 50% vested portion, in the amount of $192,000, of this non-cash stock award has been included in general and administrative expense in 2004.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE K - STOCK OPTIONS

In August 2004 the Company's stockholders and Board of Directors approved the 2004 Stock Option Plan (the Plan). The Plan provides for the grant of non-qualified stock options (i) to certain non-management employees with vesting over two years and no covenant not to compete, and (ii) to management and key employees with vesting over three years and containing a covenant not to compete. A total of 500,000 shares of common stock have been authorized and reserved for issuance under the Plan, subject to certain adjustments to reflect changes in the Company's capitalization. The Plan is to be administered by a committee appointed by the Board of Directors or in its discretion by the full Board of Directors. The committee, or the Board of Directors, has the sole authority to interpret the Plan, and to determine the persons to whom the options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of the options to be granted under the plan. During the year ended December 31, 2004 the Company granted options to purchase 410,332 shares of common stock at exercise prices ranging from $2.00 - $4.00 per share (weighted average of $3.14) and vesting from two to three years. The options expire five years from date of grant. During the year ended December 31, 2004, no options vested and 18,100 options were forfeited, leaving a balance outstanding of 392,232 at December 31, 2004.

The Company applies APB 25 and related Interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized in 2004 for those options because the quoted or estimated market price of the stock at grant date exceeds the amount of the exercise price. Had compensation cost been determined based on the fair value of the options consistent with SFAS No. 123, the Company believes the effect on consolidated income would have been insignificant.

NOTE L - STOCK WARRANTS

At December 31, 2004 the Company had outstanding 550,000 warrants to purchase common stock, which were issued to financial advisors during 2004. The warrants have an exercise price of $2.00 per share. Warrants for 200,000 shares expire one year from the effectiveness of a registration statement for the sale of the underlying common stock, and the remaining 350,000 expire five years from the date of issuance.

NOTE M - TRANSACTIONS WITH RELATED PARTIES

For the years ended December 31, 2004, 2003 and 2002, the Company incurred related party lease expense of $101,200, $412,400 and $451,600, respectively, for a long-term operating lease of real property and month-to-month operating leases of equipment paid to the Company's principal shareholders.

The Company rents planes from a company owned 100% by the Company's principal shareholder and another company owned 50% by the Company's principal shareholder. Rental payments to these companies were $207,000, $163,000 and $125,000 for the years ended December 31, 2004, 2003 and 2002 respectively. At December 31, 2004, the Company has a prepaid credit of $55,000 to be used against future expenses with these companies resulting from the Company paying certain repair and maintenance expenses on planes during 2004. This credit is reflected as a receivable from related parties in the December 31, 2004 financial statements.

At December 31, 2003, a receivable was due from an officer of the Company for $173,000.

During 2004, the Company acquired shares of stock from its principal shareholder and granted these shares to its President under the terms of a restricted stock agreement. These transactions are more fully described in Note J.

                United Fuel & Energy Corporation and Subsidiaries

                        December 31, 2004, 2003 and 2002

NOTE N - MAJOR SUPPLIERS

For the years ended December 31, 2004, 2003 and 2002, one major supplier furnished approximately $59,025,000 (47%), $34,926,000 (36%) and $49,277,000
(55%) of the Company's fuel. Management believes that, in the unlikely event that it lost any of its major suppliers, additional suppliers could be obtained without significant disruption to its normal operations.

NOTE O - SUBSEQUENT EVENTS

Reverse Acquisition

On February 7, 2005, the Company consummated a merger with Brands United Merger Sub, Inc., a Texas corporation (the "Merger Sub"), which is a wholly-owned subsidiary of Brands Shopping Network, Inc., a Nevada corporation, (BSN). Merger Sub merged with and into the Company, (the "Merger") with the Company being the survivor of the Merger as a wholly-owned subsidiary of BSN. Pursuant to the Merger, each outstanding share of common stock and preferred stock of the Company was cancelled and converted into the right to receive merger consideration of one share of common stock of BSN, resulting in the former stockholders of the Company owning 9,900,000 shares of common stock of BSN. On January 31, 2005, in preparation for the Merger, BSN changed its name to "United Fuel & Energy Corporation" and effected a 1-for-40 reverse stock split (the "Reverse Stock Split"). Stock of BSN prior to the Merger was reduced from 9,178,294 shares to 229,457 shares plus the number of shares issuable in lieu of fractional shares resulting from the Reverse Stock Split. The acquisition will be accounted for using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders of the Company will own control of BSN's common stock immediately after consummation of the Merger. Under reverse acquisition accounting, the post - acquisition entity will be accounted for as a recapitalization of the Company. As a result of the Merger, the Company becomes a public reporting entity subject to the requirements of the Securities Act of 1934 and the financial statements for all periods prior to the Merger will be those of the Company.

Pending Acquisition

On March 2, 2005, the Company entered into an Asset Purchase Agreement with Clark Oil Company, an Oklahoma corporation ("Clark Oil"), William H. Clark, Jr. and Martin T. Clark (individually and collectively, the "Stockholder") (the "Purchase Agreement") to acquire from (a) Clark Oil substantially all of the assets used in Clark Oil's lubricants, gasoline and diesel business (the "Business") and (b) the Stockholder all of each Stockholder's goodwill associated with the Business. The Company has the right to purchase, but is not obligated to purchase, the accounts receivable generated by the Business prior to the closing date. As consideration for the purchased assets, the Company will: (a) pay an aggregate of $3,600,000, subject to adjustment and payment terms as described in the Purchase Agreement (the "Base Purchase Price"), and
(b) pay an amount equal to the lower of cost or market value of the inventory being purchased by the Company. The Company's obligation to close the transactions contemplated by the Purchase Agreement (the "Transactions") is subject to the satisfaction or waiver of certain conditions. Under the Purchase Agreement, the parties have the right to terminate the Agreement under certain circumstances, including, without limitation, if the closing has not occurred on or before May 15, 2005 or such later date as the parties may agree upon in writing.